SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): December 10, 2017

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SITESTAR CORPORATION

(Exact Name of Registrant as Specified in Its Charter)

Nevada	000-27763	88-0397234
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1518 Willow Lawn Drive
Richmond, VA		23230
(Address of principal executive offices)		(Zip Code)

(434) 382-7366

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.☐

Item 1.01 - Entry into a Material Definitive Agreement.

On December 10, 2017, Sitestar Corporation (the “Company”) entered into a certain Master Real Estate Asset Purchase Agreement (the “Purchase Agreement”) with Mt. Melrose, LLC (“Mt. Melrose”), a Kentucky limited liability company that is engaged in the business of owning and managing a portfolio of residential real estate in Lexington, Kentucky.  Mt. Melrose is owned by Jeffrey I. Moore, Chairman of the Board of the Company.

Pursuant to the Purchase Agreement, the Company, through a to-be-formed limited liability company subsidiary wholly owned by the Company (the “Sitestar Designee”), will acquire, in a series of closings, substantially all of the business assets of Mt. Melrose. The assets primarily consist of 122 residential properties currently owned by Mt. Melrose and an undetermined number of additional residential properties under contract for purchase by Mt. Melrose, along with Mt. Melrose’s rights and ongoing obligations, as lessor/landlord, under all leases covering such real properties.  Pursuant to the Purchase Agreement, the Company, through the Sitestar Designee, will assume, as of each closing, any outstanding indebtedness secured by the real properties then being conveyed at such closing.  As of November 30, 2017, the real properties, all together, secured indebtedness having an aggregate principal balance of approximately $4,883,736.

The aggregate purchase price to be paid to Mt. Melrose is approximately $8,448,700, subject to adjustments to reflect (i) any additional real properties acquired by Mt. Melrose after the date of the Purchase Agreement and to be purchased by the Company, (ii) proration of such items as are customarily prorated at the time of each closing and (iii) any mutually agreed-upon reductions to the purchase price of one or more of the real properties negotiated between the parties following the Company’s due diligence investigation thereof or following any casualty loss, eminent domain or condemnation affecting such property. $500,000 of the purchase price will be payable to Mt. Melrose in cash, and the balance of the purchase price will be payable by (i) the Company’s assumption, through the Sitestar Designee, of the outstanding indebtedness secured by the real properties then being conveyed, as described above, and (ii) the Company’s issuance to Mt. Melrose of restricted shares of the Company’s common stock (that will be exempt from registration pursuant to the provisions of Section 4(2) and Rule 506 of Regulation D promulgated under the Securities Act of 1933), subject to Mt. Melrose’s right to receive cash in lieu thereof.  Portions of the purchase price will be paid at each closing, in such amounts as the parties may mutually agree to attribute and allocate to the specific assets being conveyed at such closing.

Under the Purchase Agreement, the parties have agreed to finalize as soon as reasonably practicable a mutually acceptable schedule of closings and the specific assets to be conveyed at each such closing; provided, however, no closing as to any of the assets will be scheduled to occur later than June 10, 2019.

Each closing is subject to customary conditions precedent, including, without limitation, the parties’ respective customary representations and warranties made under the Purchase Agreement being true and correct as of the time of such closing, the parties having obtained any regulatory approvals necessary for consummation of the closing, and each party having delivered, respectively, customary instruments of transfer and assignment and assumption and other items specified in the Purchase Agreement.

The Purchase Agreement provides, further, as a condition precedent to Mt. Melrose’s obligation to any of the closings thereunder, that, prior to the first closing, the Company or Sitestar Designee and Mr. Moore shall have entered into a definitive employment agreement pursuant to which Mr. Moore will be employed as the President of the Sitestar Designee.

The transactions contemplated under the Purchase Agreement are referred to herein as the “Mt. Melrose Transaction.”

The Mt. Melrose Transaction was considered and approved on December 1, 2017 by each of the Audit Committee of the Board of Directors of the Company and the Board of Directors of the Company. Mr. Moore did not participate in discussions of the Audit Committee or the Board about whether to approve the Mt. Melrose Transaction, and abstained from voting on the Mt. Melrose Transaction at both meetings. In each case, it was considered that Mr. Moore is an interested Director of the Company and that the Mt. Melrose Transaction is a related-party transaction. In each case it also was determined, among other things, that, notwithstanding that Mr. Moore is an interested Director of the Company, the Mt. Melrose Transaction is beneficial and fair to the Company and is on terms not less favorable to the Company than those that prevail in arms-length transactions with third parties.

The description of the Purchase Agreement above is a summary of certain of its material terms, does not purport to be complete and is qualified in its entirety by reference, including for other terms and conditions of the Mt. Melrose Transaction, to the Purchase Agreement, a copy of which will be attached as an exhibit to the Company’s Annual Report on Form 10-K for the year ended December 31, 2017.

Item 7.01 -  Regulation FD Disclosure

On Monday, December 11, 2017, the Company issued a press release announcing the Mt. Melrose Transaction (the “Press Release”). A copy of the Press Release is attached hereto as Exhibit 99.1.

On Monday, December 11, 2017, the Company posted to its website at http://sitestarcorp.com/letters-to-shareholders (i) a letter to shareholders from Chief Executive Officer, Steven L. Kiel (the “CEO Letter to Shareholders”) and (ii) a letter to shareholders from Chairman of the Board of Directors, Jeffrey I. Moore (the “Chairman Letter to Shareholders”). A copy of the CEO Letter to Shareholders is attached hereto as Exhibit 99.2 and a copy of the Chairman Letter to Shareholders is attached hereto as Exhibit 99.3.

Each of the Press Release, the CEO Letter to Shareholders and the Chairman Letter to Shareholders is being furnished by the Company pursuant to Item 7.01 of this Form 8-K and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liability of that section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except as expressly set forth by specific reference in such a filing.

Item 9.01 - Financial Statements and Exhibits.

(a) Financial statements of businesses acquired – not applicable

(b) Pro forma financial information – not applicable

(c) Shell company transactions – not applicable

(d) Exhibits:

Exhibit No.	Exhibit Description
99.1	Sitestar Corporation Press Release dated December 11, 2017
99.2	Sitestar Corporation Letter to Shareholders from Chief Executive Officer, Steven L. Kiel dated December 11, 2017
99.3	Sitestar Corporation Letter to Shareholders from Chairman of the Board of Directors, Jeffrey I. Moore dated December 11, 2017

Sitestar Corporation

Exhibit Index

Exhibit No.	Exhibit Description
99.1	Sitestar Corporation Press Release dated December 11, 2017
99.2	Sitestar Corporation Letter to Shareholders from Chief Executive Officer, Steven L. Kiel dated December 11, 2017
99.3	Sitestar Corporation Letter to Shareholders from Chairman of the Board of Directors, Jeffrey I. Moore dated December 11, 2017

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 11, 2017		SITESTAR CORPORATION

	By:	/s/ Steven L. Kiel
Steven L. Kiel
President & CEO